Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS ANNOUNCES INCREASE TO QUARTERLY CASH DIVIDEND

TEMPE, AZ, May 17, 2021 – Benchmark Electronics, Inc. (NYSE: BHE) today announced that its Board of Directors has approved a quarterly dividend increase, raising the quarterly dividend from 16 cents to 16.5 cents per common share.  At the new rate, the indicated dividend on an annual basis is $0.66 per share compared to the previous rate of $0.64 per share.  The new rate of 16.5 cents per common share will apply to future dividends declared and paid to shareholders.

“Our announcement today to increase our dividend reflects our Board’s commitment to creating value for our shareholders, the continued execution of our long-term strategy including capital allocation, and the confidence in our performance and growth”, said Jeff Benck, CEO and President.

About Benchmark Electronics, Inc.
Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as "anticipate," "believe," "intend," "plan," "project," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," "will," "could," "predict," and similar expressions or the negative or other variations thereof. In particular, statements, express or implied, concerning future operating results, our ability to generate sales, income or cash flow, the anticipated impact of the COVID-19 pandemic, the outlook and guidance for second quarter 2021 results, our anticipated plans and responses to the COVID-19 pandemic, our expected revenue mix, our business strategy and strategic initiatives, our repurchases of shares of our common stock and our intentions concerning the payment of dividends, among others, are forward-looking statements. Although we believe these statements are based upon reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond our ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2020 and in any of our subsequent reports filed with the Securities and Exchange Commission (SEC). In particular, these statements also depend on the duration, severity and evolution of the COVID-19 pandemic and related risks, including government and other third-party responses to it and the consequences for the global economy, our business and the businesses of our suppliers and customers, as well as our ability (or inability) to execute on our plans to respond to the COVID-19 pandemic. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of our operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to us as of the date of this document, and we assume no obligation to update.

For More Information, Please Contact:

Lisa K. Weeks, SVP, Chief Strategy Officer and Head of Investor Relations

623-300-7052 or lisa.weeks@bench.com

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